UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2004

Arden Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-9904	95-3163136
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2020 South Central Avenue, Compton, California		90220
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 638-2842

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities.

On November 10, 2004, Bernard Briskin, Chairman of the Board and Chief Executive Officer of Registrant, the beneficial owner of 1,362,496 shares of Registrant’s Class B Common Stock (a portion of which shares was owned beneficially with his spouse), representing in excess of 99% of the then outstanding Class B Common Stock of Registrant, converted shares of the Class B Common Stock owned beneficially by them into a like number of shares of the Class A Common Stock of Registrant. Pursuant to the Registrant’s Restated Certificate of Incorporation and effective as of the effectiveness of the Briskins’ voluntary Class B Common Stock conversion, the remaining issued and outstanding shares of Class B Common Stock were automatically converted into a like number of shares of Class A Common Stock. As a result, effective November 10, 2004, no shares of Class B Common stock were issued or outstanding and an aggregate of 1,363,456 shares of Class A Common Stock were deemed issued to the former holders of the Class B Common Stock in connection with such conversions. As a result, a total of 3,383,252 shares of Class A Common Stock were issued and outstanding as of that date.

No consideration was received by Registrant in connection with the above described conversion transactions.

The issuance of the Class A Common Stock in the above-described conversion transactions was exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 3(a)(9) of the Securities Act of 1933 because the shares of the Class B Common Stock were exchanged for shares of the Class A Common Stock with Registrant’s security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arden Group, Inc.

November 12, 2004	By:	Bernard Briskin

Name: Bernard Briskin
Title: Chairman of the Board, President and Chief Executive Officer